Exhibit 99.1

AFP Imaging names Dr. Roberto Molteni as Executive Vice President of Technology

    ELMSFORD, N.Y.--(BUSINESS WIRE)--June 6, 2005 --AFP Imaging Corporation (OTCBB:AFPC) today announced that Dr. Roberto Molteni has been named the Company's Executive Vice President of Technology. Dr. Molteni will join AFP's senior executive management team. He will be responsible for implementing the Company's strategic technology and marketing plans and all engineering development focused on new products in the digital imaging field.
    Dr. Molteni, 54, has been a distinguished innovator in the dental, radiographic industry. He brings over twenty years of senior managerial experience in the design and development of dental systems and products. His prior career positions included technology and engineering leadership for KaVo/North America as Director of Global
R&D and Engineering, Gendex and Philips Dental; all major worldwide equipment suppliers. He has been at the scientific forefront of developing analog and digital imaging systems that have broad diagnostic applications. Dr. Molteni holds a PhD in Physics from the University of Milan, Italy and is an internationally recognized expert by his peers. In addition, his work has resulted in the issuance of many patents, numerous technical papers, lectures and other honors.
    David Vozick, Chairman of AFP, said, "We are extremely pleased to have Dr. Molteni join and strengthen AFP's management team at this point in our growth plans. His depth of knowledge, in our sector of interest, is unsurpassed. Dr. Molteni's broad dental background will augment and accelerate the Company's activities in pursuing new, sophisticated digital imaging opportunities. In addition, his leadership and expertise will have a direct application for our other diagnostic related veterinary and medical radiographic systems. Dr. Molteni's broad experience brings a key element to the Company's technical evaluation process with respect to future product line acquisitions. Our long-term growth will be linked to the steady and inevitable transition from film to digital imaging which requires our continuous investment in R&D efforts to bring forth innovative solutions for the professional clinician."
    AFP Imaging is a medical device supplier whose imaging products are distributed worldwide with clinical applications for dental and medical diagnostics. In addition, veterinary and industrial professionals also use AFP's equipment. The Company's product line and imaging technologies are providing the gateway for future internal growth and includes intra oral x-ray units, digital x-ray sensors, panoramic systems, film processors and chemistry. The Company's products are distributed worldwide under various trademarked brand names that include AFP, DENT-X, and EVA. For additional corporate information please visit our web sites at www.afpimaging.com and www.dent-x.com.
    The remarks contained in this press release and presented elsewhere by management from time to time contain forward-looking statements, which involve risks and uncertainties, including statements regarding the Company's plans, objectives, expectations and intentions. The Company's actual results may differ significantly from the results discussed in this press release or in other forward-looking statements presented by management. Among the factors that could cause actual results to differ materially include failure of revenue on new products to develop as estimated, regulatory delays, loss of existing customers, the Company's inability to meet increasing demand for its new products, general downward trends in the Company's industry and other risk factors as described in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectation or any change in events, conditions or circumstances on which such statement is based.

    CONTACT: AFP Imaging Corporation, Elmsford
             David Vozick, Chairman, 914-592-6100